UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	January 24, 2007
FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2007, FairPoint Communications, Inc. (the “Company”) entered into the Fourth Amendment and Waiver to Credit Agreement (the “Fourth Amendment”), dated as of January 25, 2007, among the Company, various lenders party to the Company’s Credit Agreement, dated as of February 8, 2005, as amended (the “Credit Agreement”), and Deutsche Bank Trust Company Americas, as administrative agent. The Fourth Amendment is intended to facilitate certain transactions related to the merger of Verizon Communications Inc.’s (“Verizon”) wireline operations in Maine, Vermont and New Hampshire with and into the Company (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Northern New England Spinco Inc.  Among other things, the Fourth Amendment: (i) permits the Company to consummate the sale of its interest in Orange County-Poughkeepsie Limited Partnership and retain the proceeds thereof up to an amount equal to $55 million; (ii) amends the definition of "Adjusted Consolidated EBITDA" to allow for certain one-time add-backs to the calculation thereof for operating expenses incurred in connection with the Merger; (iii) amends the definition of "Consolidated Capital Expenditures" to exclude certain expenditures incurred by the Company in connection with transition and integration expenses prior to consummation of the Merger; and (iv) increases the leverage covenant and dividend suspension test to 5.50:1.00 and 5.25:1.00, respectively. The Fourth Amendment is filed as Exhibit 10.1 hereto.

On January 24, 2007, the compensation committee of the board of directors of the Company approved the following bonuses (the “Transaction Bonuses”) under the Company’s Annual Incentive Plan based upon senior management's performance in structuring, negotiating and executing definitive documents with Verizon for the Merger: Eugene B. Johnson, $150,000; John P. Crowley, $100,000; Walter E. Leach, Jr., $120,000; Peter G. Nixon, $100,000; and Shirley J. Linn, $135,000. The Transaction Bonuses supplement the bonuses already awarded to such individuals for 2006 which were made on the basis of previously disclosed criteria. One half of the Transaction Bonuses will be paid in February 2007 and the remaining half will be paid after closing of the Merger provided such individuals are still employed by the Company.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
Exhibit Number	Description
10.1	Fourth Amendment and Waiver to Credit Agreement, dated as of January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name:	John P. Crowley
Title:	Executive Vice President and
Chief Financial Officer

Date: January 25, 2007